UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

IMMTECH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14907 (Commission File Number)	39-1523370 (IRS Employer Identification No.)
One North End Avenue New York, New York (Address of principal executive offices)	10282 (Zip Code)
(212) 791-2911 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 1, 2007, Immtech Pharmaceuticals, Inc. (the “Company” or “Immtech”) and Mr. Eric. L. Sorkin, the Company’s Chairman, President and Chief Executive Officer, amended and restated Mr. Sorkin’s employment agreement with the Company.

Mr. Sorkin requested the Board to amend his agreement (i) to remove the requirement that he be granted an option to purchase 325,000 shares of the Company’s common stock, and (ii) to provide that he will be eligible for future stock options conditioned on Immtech’s achievements and milestones as determined by the Compensation Committee or the Compensation Committee and the other independent directors of Immtech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMTECH PHARMACEUTICALS, INC.
By:	/s/ Eric L. Sorkin
Eric L. Sorkin
Chief Executive Officer

Date:	March 1, 2007